EXHIBIT 10.16

                          SECOND AMENDMENT TO LEASE


This Second Amendment to Lease ("Amendment") is made as of this 19th day of March, 1999, by and between MONTAGUE OAKS ASSOCIATES PHASE III, a California general partnership ("Landlord") and INTEGRATED SENSOR SOLUTIONS, INC., a California corporation ("Tenant").
RECITALS

A. Pursuant to that certain Lease dated June 2, 1994, as amended by First Amendment to Lease dated as of June 23, 1994 (collectively, "Lease"), Landlord leases to Tenant approximately seventeen thousand four hundred seventy (17,470) rentable square feet of space in that certain building commonly known as 625 River Oaks Parkway, San Jose, California, more particularly described in the Lease (the "Original Premises) and located in that certain project ("Project") commonly referred to as "Montague Oaks Phase UI," as more particularly described in the Lease and Exhibit "B" attached thereto.

B. Tenant desires to expand and lease additional space in the Project, and Landlord is willing to lease such additional space to Tenant. The parties desire to amend the Lease to make such additional space subject to the terms and conditions of the Lease, as amended by this Amendment, and to extend the term of the Lease.

C. Capitalized terms used in this Amendment shall have the meaning ascribed to such terms in the Lease unless otherwise defined in this Amendment.

NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.     Lease of Additional Space. Landlord hereby leases to Tenant, and Tenant
       --------------------------
hereby leases from Landlord, those certain premises outlined in red on Exhibit "A" (the "Additional Premises") commonly known as 621 River Oaks Parkway, San Jose, California, which Landlord and Tenant hereby agree consist of approximately seventeen thousand four hundred seventy (17,470) rentable square feet. Except to the extent set forth in this Amendment, the lease of the Additional Premises shall be subject to all of the terms and conditions contained in the Lease.

2.     Term. The term of the Lease shall commence as to the Additional Premises
       -----
as of April 1, 1999 or on such earlier date as Tenant first takes possession of the Additional Premises (the "Additional Premises Commencement Date") and shall expire concurrently with the expiration of the lease term as to the Original Premises.

3.     Possession. Tenant agrees that in the event of the inability of Landlord
       -----------
to deliver possession of the Additional Premises to Tenant on the Additional Premises Commencement Date, the lease of the Additional Premises shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the term of the Lease as to the Additional Premises be extended in any way, but in such event Tenant shall not be liable for

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any rent or common area charges for the Additional Premises until such time as
Landlord tenders delivery of possession of the Additional Premises to Tenant.

4.     Extension of Term. Notwithstanding anything contained in Paragraph 7 of
       ------------------
the Summary of Lease or Paragraph 2(a) of the Lease, the term of the Lease is hereby extended for a sixty-three month period commencing April 1, 1999 and terminating on June 30, 2004 ("Extended Tern").

5.     Monthly Rent.

(a)     Basic Rent. Notwithstanding anything contained in Paragraph 8(a) of the
        -----------
Sumnmary of the Lease and Paragraph 4(a) of the Lease, Tenant shall pay to Landlord basic rent for the Premises (including both the Original Premises and the Additional Premises) during the Extended Term in monthly installments as follows:


                 Lease Months                            Amount
                 ------------                            ------
     April 1, 1999 through December 31, 1999           $37,560.00
     January 1, 2000 through June 30, 2000             $56,777.50
     July 1, 2000 through June 30, 2001                $59,223.30
     July 1,2001 through June 30, 2002                 $61,319.70
     July 1, 2002 through June 30, 2003                $64,114.90
     July 1, 2003 through June 30, 2004                $66,560.70



Monthly installments of basic rent shall be paid at the same time and manner as specified in Paragraph 4 of the Lease.

(b)     Additional Premises Security Deposit. Concurrently with the execution
        -------------------------------------
of this Amendment, Tenant shall deposit with Landlord in cash the amount of Thirty-three Thousand Two Hundred Eighty Dollars and Thirty-five Cents ($33,280.35) ("Additional Premises Security Deposit"). The Additional Premises Security Deposit shall be held by Landlord, together with the existing security deposit in the amount of Eleven Thousand One Hundred Eighty-one Dollars ($11,181) delivered by Tenant to Landlord for the Original Premises, as security for the faithful performance by Tenant of all the terms and conditions of the Lease, as amended by this Amendment, and in accordance with all the terms and conditions of Paragraph 4(e) of the Lease.

6.     Condition of Additional Premises. Landlord shall deliver the Additional
       ---------------------------------
Premises to Tenant with the electrical, mechanical and plumbing systems and roof of the Additional Premises in good operating condition. Tenant shall give Landlord written notice within thirty (30) days after the date of delivery of possession if any of the electrical, mechanical or plumbing systems or the roof of the Additional Premises is not in good operating condition on the date of Landlord's delivery of possession of the Additional Premises. If Tenant gives such notice, Landlord shall promptly make such repairs as are reasonably necessary to cause the electrical, mechanical and plumbing systems and/or roof to be in good operating condition. Tenant's


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failure to give written notice of the need for repairs to the electrical, mechanical and plumbing systems and/or roof within said thirty (30) day period shall be deemed Tenant's acceptance of such systems and roof in good operating condition. Except as set forth above in this Paragraph 6, Tenant hereby agrees that the Additional Premises shall be taken "as-is," "with all faults," and "without any representations or warranties". Tenant hereby agrees and warrants that it has inspected the condition of the Additional Premises and the suitability of same for Tenant's purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Additional Premises or the Project or the suitability of same for Tenant's purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranties with respect to the Additional Premises or the Project or with respect to the suitability of either for the conduct of Tenant's business. Except as expressly set forth in this Paragraph 6, the taking of possession of the Additional Premises by Tenant shall conclusively establish that the Additional Premises and the Project were at such time in satisfactory condition.

7.     Parking. Commencing with the Additional Premises Commencement Date,
       --------
Tenant shall have the non-exclusive use of one hundred thirty-nine (139) parking spaces in the Common Area as designated from time to time by Landlord in accordance with the terms and conditions set forth in Paragraph 15 of the Lease.

8.     Common Area Charges. From and after the Additional Premises Commencement
       --------------------
Date, Tenant shall pay to Landlord, as additional rent for the Premises, an amount equal to thirty-nine and five tenths percent (39.5%) of the total common area charges as defined in Paragraph 16 of the Lease.

9.     Existing Option. Paragraph 54 of the Lease is hereby deleted in its
       ----------------
entirety.

10.     Option to Extend. Landlord grants to Tenant an option to extend the
        -----------------
term for a period of five (5) years (such extension is hereafter referred to as the "Second Extended Term"). The Second Extended Term shall follow the expiration of the Extended Term. Tenant must exercise the option, if at all, for both the Original Premises and the Additional Premises and shall have no right to extend the term of the Lease for only the Original Premises or only the Additional Premises. All the provisions of this Lease shall apply during the Second Extended Term except for the amount of the basic rent. The basic rent for the Second Extended Term shall be adjusted to market rate; provided that in no event shall the basic rent for the Second Extended Term be less than the basic rent in effect at the expiration of the Extended Term. The option is further subject to the following terms and conditions:

(a) Tenant must deliver its irrevocable written notice of Tenant's exercise of the option to Landlord not less than six (6) lease months, nor more than twelve (12) lease months, prior to the expiration of the Second Extended Term. Time is of the essence with respect to the time period during which Tenant must deliver to Landlord its written notice of exercise and, therefore, if Tenant fails to give Landlord its irrevocable written notice of its exercise of the option within the applicable time period provided above, then the option shall expire and be of no further force or effect.


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(b)     The parties shall have thirty (30) days from the date Landlord receives
Tenant's notice of exercise in which to agree on the amount constituting the market rate, If Landlord and Tenant agree on the amount of the market rate, they shall immediately execute an amendment to this Lease setting forth the expiration date of the Second Extended Term and the amount of the basic rent to be paid by Tenant during the Second Extended Term. If Landlord and Tenant are unable to agree on the amount of the market rate within thirty (30) days after the commencement of such negotiations, then the market rate shall be determined in the following manner:

Within forty-five (45) days after commencement of negotiations, Landlord and Tenant shall each select an independent licensed commercial real estate broker having not less than ten (10) years experience in the leasing of research and development and industrial properties in Santa Clara County, which broker shall not have been employed by either party in this transaction. Within fifteen (15) days of their employment, the two real estate brokers shall select a third real estate broker who is similarly qualified. Within thirty (30) days from the appointment of the third broker, the three brokers so selected shall, acting as a board of arbitrators, determine the amount of the market rate, basing their determination on standard procedures and tests normally employed in the commercial real estate profession in determining market rate and applying the factors included within the definition of market rate set forth above. The decision of the majority of the brokers shall be final and binding upon the parties hereto, if a majority of the brokers are unable to agree on the market rate within the stipulated period of time, the three opinions of the market rate shall be added together and their total divided by three, and the resulting quotation shall be the market rate; provided, however, in no event shall the market rate be less than the basic rent in effect at the expiration of the Extended Term. Each party shall pay the expenses and charges of the broker appointed by it and the parties shall pay the expenses and charges of the third broker in equal shares. When the market rate has been so determined, Landlord and Tenant shall immediately execute an amendment to the Lease stating the basic rent for the Second Extended Term. Tenant shall pay the basic rent determined for the Second Extended Term in accordance with the provisions of Paragraph 4(a) of the Lease.

(c) As used herein, the "market rate" shall be the monthly rent (triple net) then obtained for five (5) year leases of comparable terms for premises in the Project and in buildings and/or projects within the same geographical area of similar types and identity, quality and location as the Project.

(d) Common area charges shall continue to be determined and payable as provided in paragraph 16 of the Lease.

(e) Neither party shall have the right to have any court or other third party (other than arbitration by brokers as set forth in subsection (b) above) determine the market rate or the basic rent. Tenant shall not assign or otherwise transfer this option or any interest therein and any attempt to do so shall render this option or any interest therein null and void. Tenant shall have no right to extend the term beyond the Second Extended Term. If Tenant is in default under this Lease at the date of delivery of Tenant's notice of exercise to Landlord, then such

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notice shall be of no effect and this Lease shall expire at the end of the
Extended Term. if Tenant is in default under this Lease on the last day of the Extended Term, then Landlord may in its sole discretion elect to have Tenant's exercise of the option be of no effect, in which case the Lease shall expire at the end of the Extended Term.

11.     Right of First Negotiation. Paragraph 55 of the Lease is hereby deleted
        ---------------------------
in its entirety.

12.     Real Estate Brokers. Each party represents and warrants to the other
        --------------------
party that it has not had dealings with any real estate broker, finder or other person with respect to the Additional Premises and the negotiation and execution of this Amendment except Grubb & Ellis. Except as to commissions and fees to be paid as provided in this paragraph, each party shall indemnify and hold harmless the other party from all damage, loss, liability and expense (including attorneys' fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against the other party by any broker, finder or other person with whom Tenant or Landlord has purportedly dealt with in connection with the Additional Premises and the negotiation and execution of this Amendment. To the extent agreed between Landlord and Orubb & Ellis, Landlord shall pay all broker leasing commissions to Grubb & Ellis incurred in connection with the Additional Premises and the negotiation and execution of this Amendment.

13. Alteration Allowance: Landlord shall provide Tenant an allowance of One Hundred Thirty-nine Thousand Seven Hundred Sixty Dollars ($139,760) which shall be used by Tenant only for alterations in the Original Premises and Additional Premises made in accordance with paragraph 8 of the Lease ("Additional Allowance"). Notwithstanding the foregoing, in no event shall Tenant use the Additional Allowance for the purchase, construction or installation of personal property, movable furniture, trade fixtures, furnishings or equipment. Landlord shall reimburse Tenant for all reasonable costs of alterations in the Original Premises and Additional Premises up to the maximum amount of the Additional Allowance within thirty (30) days after Landlord's receipt from Tenant of copies of all invoices for such alterations together with any other documentation reasonably requested by Landlord including, without limitation, conditional and final unconditional lien releases from all contractors and material suppliers supplying work or materials to the alterations (collectively "Invoices"); provided, however, Tenant must submit to Landlord all Invoices prior to September 30, 1999. Landlord shall have no obligation to reimburse Tenant for any alterations in the Original Premises or Additional Premises for Invoices submitted by Tenant to Landlord after September 30, 1999.

14.     Use of Terms. Except to the extent otherwise expressly provided in this
        -------------
Amendment, the term "Premises" as used in the Lease shall refer to both the Original Premises and the Additional Premises.

15.     Corporate Authority. Each individual executing this Amendment on behalf
        --------------------
of Tenant represents and warrants that he or she is duly authorized to and deliver this Amendment on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of Tenant and that this Amendment is binding upon Tenant in accordance with its terms. Tenant shall deliver to Landlord, within ten (10) days after the date of execution of this Amendment, a


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            IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment on the date first above written.

                                    LANDLORD:

                                    MONTAGUE OAKS ASSOCIATES PHASE Ill, a
                                    California general partnership
                                    By:     745 Property Investments, a
                                            Massachusetts Voluntary Trust, a
                                            general partner

                                            By: _________________________

                                            Its: ________________________

                                    By:     McCandless Group (Montague), a
                                            California general partnership, a
                                            general partner

                                            By:     ______________________

                                            Birk 5. MeCandless as Trustee
                                            of the Birk McCandless and

                                            Mary McCandless Inter Vivos
                                            Trust Agreement dated
                                            February 17, 1982, a general
                                            partner


                                     TENANT:
                                     INTEGRATED SENSOR SOLUTIONS, INC., a
                                     California corporation

                                     By:  /s/ David Satterfield
                                          ---------------------------
                                              David Satterfield
                                   Vice President Finance and Administration

                                     By:

                                     Print Name:

                                     Its:


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